UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________________________________________________________

Date of report (Date of earliest event reported):  December 5, 2011

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-33110	33-0889197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 White Plains Road, Suite 108 Tarrytown, New York	10591-5521
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c))

Current Report on Form 8-K

Debt Resolve, Inc.

December 5, 2011

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 5, 2011, Mr. Glen D. Myers joined the Board of Directors.  Mr. Myers will serve as an independent director of the Company.  For joining the Board, Mr. Myers received 250,000 options with an exercise price of $0.09 per share and a seven year exercise period as of the effective date.

Mr. Myers is an angel investor and offshore/call center consultant in the credit and collections industry.  From 2005 to 2007, he was Founder and Managing Partner of KM2 Solutions, a leading BPO call center and accounts receivable management (ARM) company.  From 1981 to 1999, he was the CEO and owner of East Coast Credit, a large ARM company that was sold to Alliance One in 1999.  From 1999 to 2000, Mr. Myers served as the Chief Operating Officer of Alliance One.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: December 12, 2011	By:	/s/ David Rainey
David Rainey
President and Chief Financial Officer

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